EXHIBIT 21

Subsidiaries of Circor International, Inc.

I.	Subsidiaries of CIRCOR International, Inc.:

1.	Spence Engineering Company, Inc., a Delaware Corporation

2.	Leslie Controls, Inc., a New Jersey Corporation

3.	Circle Seal Controls, Inc., a Delaware Corporation

4.	KF Industries, Inc., an Oklahoma Corporation

5.	Circor, Inc., a Massachusetts Corporation

6.	Société Alsacienne Regulaves Thermiques von Rohr, SAS, a French Limited Liability Company

7.	Circor Holdings B.V., a Netherlands Corporation

8.	Circor (Jersey) Ltd., a United Kingdom Company (80% ownership)

9.	U.S. Para Plate Acquisition Corp., a Delaware Corporation

10.	CIRCOR Business Trust, A Massachusetts Business Trust

11.	DQS International B.V., a Netherlands Corporation

12.	Texas Sampling Inc., a Texas Corporation

13.	Mallard Control Company, a Texas Corporation

II.	Subsidiaries of Circle Seal Controls, Inc.:

1.	CIRCOR IP Holding Co., a Delaware Corporation

2.	Aerodyne Controls Inc., a Delaware Corporation

3.	Suzhou KF Valve Co., Ltd. (JV), a Chinese Joint Venture (60% ownership)

4.	Hoke, Inc., a New York Corporation

III.	Subsidiaries of Hoke, Inc.:

1.	Hoke Controls, Ltd., a Canadian Corporation

2.	CIRCOR German Holdings Management GmbH, a German Closed Corporation

3.	Circor (Jersey) Ltd., a United Kingdom Company (20% ownership)

4.	Circor Instrumentation Ltd., a United Kingdom Company

5.	Dopak Inc., a Texas Corporation

IV.	Subsidiaries of KF Industries, Inc.:

1.	Pibiviesse S.p.A., an Italian Company

2.	IOG Canada Inc., a Canadian Corporation

V.	Subsidiaries of Pibiviesse S.p.A.:

1.	De Martin Giuseppe & Figli Srl, an Italian Company

VI.	Subsidiaries of Société Alsacienne Regulaves Thermiques von Rohr, SAS:

1.	SCI MMC, a French Limited Liability Partnership

VII.	Subsidiaries of Circor (Jersey), Ltd.:

1.	Circor German Holdings, LLC, a Massachusetts Limited Liability Company

VIII.	Subsidiaries of Circor German Holdings, LLC:

1.	Circor German Holdings GmbH & Co. KG

IX.	Subsidiaries of Circor German Holdings GmbH & Co. KG

1.	Hoke GmbH, a German Corporation

2.	Regeltechnik Kornwestheim GmbH, a German Closed Corporation

X.	Subsidiaries of Regeltechnik Kornwestheim GmbH:

1.	RTK Control Systems Limited, a United Kingdom Corporation

XI.	Subsidiaries of Circor Business Trust:

1.	Circor Securities Corp., a Massachusetts Corporation

XII.	Subsidiaries of DQS International B.V. B.V

1.	Dovianus B.V., a Netherlands Corporation

2.	DQS Vastgoed, a Netherlands Corporation

3.	Keofitt Holding A.S., A Denmark Corporation (50% ownership)

XIII.	Subsidiaries of Mallard Control Company.

1.	Hydroseal Valve Company, Inc., a Texas Corporation